EXHIBIT 11

                                      FLEET FINANCIAL GROUP, INC.
                        COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                              Dollars in thousands, except per share data


                                                  For the Three Months Ended September 30
                                                       1994                      1993
                                          --------------------------   ---------------------------
                                                             FULLY                          FULLY
                                              PRIMARY       DILUTED       PRIMARY          DILUTED
                                          ------------   -----------   -----------      ----------
Equivalent shares:
Average shares outstanding                 139,842,907   139,842,907   136,723,498      136,723,498
Additional shares due to:
  Stock options                                874,550       875,771       763,473          835,811
  Warrants                                   3,456,170     3,456,170     3,079,253        3,210,394
  Series I preferred stock                           0             0             0           41,656
  Series II preferred stock                          0             0             0          132,434
  Dual convertible preferred stock          16,033,994    16,033,994    16,033,994       16,033,994
                                           -----------   -----------   -----------      -----------
Total equivalent shares                    160,207,621   160,208,842   156,600,218      156,977,787
                                           ===========   ===========   ===========      ===========
Earnings per share:
Net income                                 $   163,893   $   163,893   $   127,094      $   127,094
Less:  Preferred stock dividends                (2,463)       (2,463)       (4,401)          (4,345)
                                           -----------   -----------   -----------      -----------
Adjusted net income                        $   161,430   $   161,430   $   122,693      $   122,749
                                           ===========   ===========   ===========      ===========
Total equivalent shares                    160,207,621   160,208,842   156,600,218      156,977,787
                                           ===========   ===========   ===========      ===========

Earnings per share on net income           $      1.01   $      1.01   $      0.78      $      0.78
                                           ===========   ===========   ===========      ===========

                                             EXHIBIT 11

                                      FLEET FINANCIAL GROUP, INC.
                         COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                              Dollars in thousands, except per share data


                                                  For the Nine Months Ended September 30
                                                       1994                      1993
                                          --------------------------   ---------------------------
                                                             FULLY                          FULLY
                                              PRIMARY       DILUTED       PRIMARY          DILUTED
                                          ------------   -----------   -----------      ----------
Equivalent shares:
Average shares outstanding                 140,750,735   140,750,735   134,114,160      134,114,160
Additional shares due to:
  Stock options                                868,108       927,822       769,591          862,837
  Warrants                                   3,384,674     3,450,831     3,017,575        3,210,394
  Series I preferred stock                           0             0             0           42,606
  Series II preferred stock                          0             0             0          133,399
  Dual convertible preferred stock          16,033,994    16,033,994    16,033,994       16,033,994
                                           -----------   -----------   -----------      -----------
Total equivalent shares                    161,037,511   161,163,382   153,935,320      154,397,390
                                           ===========   ===========   ===========      ===========
Earnings per share:
Net income                                 $   447,741   $   447,741   $   352,016      $   352,016
Less:  Preferred stock dividends               (12,658)      (12,658)      (17,893)         (17,723)
                                           -----------   -----------   -----------      -----------
Adjusted net income                        $   435,083   $   435,083   $   334,123      $   334,293
                                           ===========   ===========   ===========      ===========
Total equivalent shares                    161,037,511   161,163,382   153,935,320      154,397,390
                                           ===========   ===========   ===========      ===========

Earnings per share on net income           $      2.70   $      2.70   $      2.17      $      2.16
                                           ===========   ===========   ===========      ===========













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